SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_______________

FORM 8-K
Current Report
______________

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2014 (December 11, 2013)

PAZOO, Inc.
(Exact name of Registrant as specified in charter)

Nevada	333-178037	27-3984713
(State or other	(Commission file	(I.R.S. Employer
jurisdiction of	number)	Identification Number)
incorporation)

760 Route 10, Suite 203
Whippany, New Jersey  07981
 (Address of Principal Executive Offices)

15A Saddle Road
Cedar Knolls, New Jersey  07927
(Prior Address if Changed From Last Report)

(973) 455-0970
 (Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On or about March 13, 2014 the Company entered into a new Investment Agreement (Investment Agreement No. 4) with Integrated Capital Partners, Inc. (“ICPI”).  The Investment Agreement provides that in exchange for an investment of up to $500,000 ICPI could acquire up to 5,000,000 shares of Series A Preferred Stock at the rate of $0.10 per share.  A copy of Investment Agreement No. 4 is attached as Exhibit 99.01.

On or about March 25, 2014 the Company entered into a Binding Letter of Intent (the “LOI”) with MA & Associates, LLC (“MA”) whereby the Company would acquire a 40% equity interest in MA in exchange for $2,000,000.  Under the terms of the LOI the parties have agreed to execute definite documents within fourteen days and Pazoo will complete its due diligence by April 30, 2014.  MA is in the process of becoming a licensed medical marijuana testing laboratory in the State of Nevada.  A copy of the LOI is attached as Exhibit 99.02.

Item 2.03  Creation of a Direct Financial Obligation.

On or about February 27, 2014 the Company entered into a $220,000 10% Convertible Promissory Note with Iconic Holdings, LLC (“Iconic”).  Under the terms of the Promissory Note (the “Note”) the Company will receive principal in one or more installments with a Maturity Date for the Note of February 27, 2015.  Iconic shall have the right to convert any unpaid sums into common stock of the Company at the rate of the lesser of $.01 per share or 50% of the lowest trade reported in the 25 days prior to date of conversion.  A copy of Note is attached as Exhibit 99.03.

Item 3.02  Unregistered Sale of Equity Securities.

Series A Preferred Stock:

On January 6, 2014 the Company issued 316,121 shares of Series A Preferred Stock as the dividends due in accordance with Investment Agreement Nos. 1 though 3 entered into by and between the Company and ICPI.

On March 24, 2014 the Company issued 1,000,000 shares of Series A Preferred Stock in exchange for $100,000, in accordance with Investment Agreement No. 4 (See, Item 1.01 above).

Common Stock:

On December 16, 2013, ICPI converted 400,000 shares of Series A Convertible Preferred Stock into 4,000,000 shares of Common Stock pursuant to, and in accordance with Investment Agreement No. 1.

On or about December 27, 2013 the Company issued an aggregate amount of 665,000 shares of restricted common stock to the following “Pazoo Experts” in exchange for services rendered, or to be rendered, as expert contributors to www.pazoo.com: (i) 15,000 shares to B. Casella; (ii) 25,000 shares to each of: G. Zimmerman; D. Perillo; and E. Deitz; (iii) 50,000 shares to each of: D. McNamera and C. Hamilton; (iv) 75,000 shares to B. Nagle; (v) 100,000 to P. Risano; and (vi) 300,000 shares to EXQ Consulting.

On March 13, 2014, ICPI converted 170,000 shares of Series A Convertible Preferred Stock into 1,700,000 shares of Common Stock pursuant to, and in accordance with Investment Agreement No. 1.

On or about March 18, 2014 the Company issued an aggregate amount of 1,175,000 shares of restricted common stock to the following “Pazoo Experts” in exchange for services rendered, or to be rendered, as expert contributors to www.pazoo.com: (i) 25,000 shares to each of: S. Richter; A. Diamond; M. Torres; Innerfit LLC; D. Hefferon; R. Gagnon; P. DeAnda; S. Bienko; T. Tonode; M. Williams; S. Rosenberg; and S. Leiter; ; (ii) 50,000 shares to each of: S. Marino-Haiken; F. Loveys; G. Lawler; R. Welton; Indigo Force, LLC; B. Nagle; J. Hayes, Jr.; S. Anderson; R. Agresti DO, PA; and H. Darling; (iii) 75,000 shares to M. Jones; and (iv) 300,000 to S. Jordan.

Also on or about March 18, 2014 the Company issued 31,250 shares of restricted common stock to S. Gavin and 450,000 shares of restricted common stock to K. Bae, each in consideration of consulting serviced rendered, or to be rendered, to the company.

Item 7.01    Regulation FD Disclosure.

On December 11, 2013, the Company announced in a press release (WWW.PAZOO.COM Experiences Big Increases in Earnings/CPM, Gross Profit Margins And Revenue From Mid-November To First Week Of December) that the Company experienced increased rates from advertisers, thus increasing revenue.  A copy of the press release is attached hereto as Exhibit 99.04.  On December 18, 2013, the Company announced in a press release (WWW.PAZOO.COM Creates Social Media Team Comprising Of Newly Added Writers, Bloggers, SEO And Traffic Influencers) that Pazoo expanded the number of contributors to the website to enhance and keep fresh the content on the site.  A copy of the press release is attached hereto as Exhibit 99.05.  On December 27, 2013, the Company announced in a press release (Michael Tranquilli, Pazoo Expert, Consults on Feature Film Release Premiering at 2014 Sundance Festival) that Pazoo expert Michael Tranquilli served as the occupational therapy consultant to lead actor Boyd Holbrook in the independent film “Little Accidents” which chronicles the residents of a small town in the shadow of a devastating mining accident.  A copy of the press release is attached hereto as Exhibit 99.06.  On January 8, 2014, the Company announced in a press release (WWW.PAZOO.COM Brings On Additional Writers, Bloggers, SEO And Traffic Influencers) that the Company brought on 7 new professional writers to keep pace with the ever increasing demand for new and fresh content.  A copy of the press release is attached hereto as Exhibit 99.07.  On January 15, 2014, the Company announced in a press release (Pazoo Moves To More Expansive Office Due To Corporate Growth) that the Company was scheduled to relocate its corporate headquarters on February 15, 2014 to make room for the increased staff needed to support the website.  A copy of the press release is attached hereto as Exhibit 99.08.  On January 22, 2014, the Company announced in a press release (Pazoo Launches Newly

Redesigned Website For Tablets, Mobile Devices As Well As Desk Top Computers Increasing Online Presence) the launch of the new redesigned website which is fully compatible with all mobile devices.   A copy of the press release is attached hereto as Exhibit 99.9.  On January 30, 2014, the Company announced in a press release (Pazoo Launches Charity “Causes” Section, and Partners With Pet Charity Project Pawsitive) that the Company added a “Causes” section to the website to help provide support for the charities of non-profit organizations supporting causes in line with the Pazoo philosophy.  A copy of the press release is attached hereto as Exhibit 99.10.  On February 13, 2014, the Company announced in a press release (Pazoo Adds Military Health Section To Website) that the Company associated with US Army CPT Brain P. Healey to head up the military health section to the website to address issues unique to our military and their families.  A copy of the press release is attached hereto as Exhibit 99.11.    On February 19, 2014, the Company announced in a press release (Pazoo Expands Already Impressive Roster Of Health And Wellness Experts) that the Company had brought on nine additional experts in varying fields of expertise from restaurant food safety to urology to a hypnosis, all in an effort to continue to improve its stable of quality experts and content.  A copy of the press release is attached hereto as Exhibit 99.12.     On February 26, 2014, the Company announced in a press release (Pazoo Completes Move To New Headquarters) that the Company had completed its move to new more expansive corporate headquarters.  A copy of the press release is attached hereto as Exhibit 99.13.      On March 6, 2014, the Company announced in a press release (Pazoo Expert Chef Eric LeVine Trains To Raise $1 Million For Charity) that Pazoo expert celebrity chef Eric LeVine set a goal to raise a total of $1M in his quest to train for the New York City Marathon as a way to bring to the forefront cancer awareness.  A copy of the press release is attached hereto as Exhibit 99.14.   On March 12, 2014, the Company announced in a press release (Pazoo Expands Video Content, Finishes Shooting First 11 Fitness Videos for Pazoo Video Channel) that it completed the first 11 of what is hoped to be many videos to be added to the ever expanding content on www.pazoo.com.  A copy of the press release is attached hereto as Exhibit 99.15.  On March 21, 2014, the Company announced in a press release (WWW.PAZOO.COM Website, Social Media Team, Writers and Support Team Is Now in Place -- Pazoo, Inc. Begins Build Out of Overall Business Model) that the Company’s staff of writers is complete and the Company can begin channeling efforts on other parts of its business model without detrimentally effecting the website.  A copy of the press release is attached hereto as Exhibit 99.16. On March 25, 2014, the Company announced in a press release (www.Pazoo.com Every Two Weeks To Highlight New Health And Wellness Sections Providing Articles And Other Information On These Specific Topics) that the Company plans to highlight a new “drop down” menu every two weeks with the first focusing on the pros and cons of medical marijuana.  A copy of the press release is attached hereto as Exhibit 99.17.

The information in this Form 8-K being furnished under this Item 7.01 and Exhibit 99.04 through 99.17 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of such Section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act or Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01  Financial Statements and Exhibits.

a.	Exhibits.
	99.01	Investment Agreement No. 4
	99.02	Binding Letter of Intent
	99.03	$220,000 10% Convertible Promissory Note.
	99.04	Press Release dated December 11, 2013.
	99.05	Press Release dated December 18, 2013.
	99.06	Press Release dated December 27, 2013.
	99.07	Press Release dated January 8, 2014.
	99.08	Press Release dated January 15, 2014.
	99.09	Press Release dated January 22, 2014.
	99.10	Press Release dated January 30, 2014.
	99.11	Press Release dated February 13, 2014.
	99.12	Press Release dated February 19, 2014.
	99.13	Press Release dated February 26, 2014.
	99.14	Press Release dated March 6, 2014.
	99.15	Press Release dated March 12, 2014.
	99.16	Press Release dated March 21, 2014.
	99.17	Press Release dated March 25, 2014.

Signatures

Pursuant to the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 27, 2014	PAZOO, INC.
(Registrant)

/s/ David M. Cunic
David M. Cunic/ CEO